Exhibit 5.1

Goodwin Procter llp The New York Times Building 620 Eighth Avenue New York, NY 10018 goodwinlaw.com +1 212 813 8800

September 22, 2025

Plug Power Inc.
125 Vista Boulevard
Slingerlands, New York 12159

Re:         Securities Registered under Registration Statement on Form S-3

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (File No. 333-287577) (as amended or supplemented, the “Registration Statement”) filed on May 27, 2025 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by Plug Power Inc., a Delaware corporation (the “Company”), of any combination of securities of the types specified therein, including the resale by selling stockholders of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). The Registration Statement became effective upon filing with the Commission on May 27, 2025. Reference is made to our opinion letter dated May 27, 2025 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on September 22, 2025 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the resale by the selling stockholder named therein (the “Selling Stockholder”) of 185,430,464 shares of Common Stock (such shares, the “Warrant Shares”) issuable upon exercise of the warrants of the Company issued to the Selling Stockholder (such warrants, the “Warrants”) pursuant to an underwriting agreement, dated March 19, 2025, by and between the Company and Oppenheimer & Co. Inc., as representative of the several underwriters named in Schedule I thereto.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

For purposes of the opinion set forth below, we have assumed that before the Warrant Shares are issued, the Company does not issue shares of Common Stock or reduce the total number of shares of Common Stock the Company is authorized to issue under its Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation), such that the number of unissued shares of Common Stock authorized under the Certificate of Incorporation is less than the number of Warrant Shares.

The opinion set forth below is limited to the Delaware General Corporation Law. Based on the foregoing, we are of the opinion that the Warrant Shares have been duly authorized by the Company and, if and when issued upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

This opinion letter is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K, dated September 22, 2025 (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion letter as an exhibit to the Current Report and its incorporation by reference and the reference to our firm in that report. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP